Investor Presentation Second Quarter 2020 Exhibit 99.2

Cautionary Note Regarding Forward-Looking Statements This presentation contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance, are based on the current expectations of Popular, Inc.’s (the “Corporation”) management and, by their nature, involve risks, uncertainties, estimates and assumptions. Potential factors, some of which are beyond the Corporation’s control, could cause actual results to differ materially from those expressed in, or implied by, such forward-looking statements. Such factors include, but are not limited to, the scope and duration of the COVID-19 pandemic, actions taken by governmental authorities in response thereto, and the direct and indirect impact of the pandemic on the Corporation, our customers, service providers and third parties. Information on the risks and important factors that could affect the Corporation’s future results and financial condition is included in our Annual Report on Form 10-K for the year ended December 31, 2019, our Form 10-Q for the quarter ended March 31, 2020 and our Form 10-Q for the quarter ended June 30, 2020 to be filed with the Securities and Exchange Commission. Our filings are available on the Corporation’s website (www.popular.com) and on the Securities and Exchange Commission website (www.sec.gov). The Corporation assumes no obligation to update or revise any forward-looking statements which speak as of their respective dates.

Puerto Rico – Key Indicators

		Q1 2020	Q2 2020

Puerto Rico	Economy	• As of March 15, 45% of economy open[1]
		• Estimated 2020 GDP Impact: $6.3 billion[1]
		• Stimulus:[2]
		  ▪ Federal: $5.5 - $5.9 billion
		  ▪ P.R. government: $787 million
			• Gradually reopened economy with most restrictions lifted by June[1*]
			• Revised estimated 2020 GDP Impact: $21.2 billion[1]
			• Stimulus:[1]
			  ▪ Federal: $13.8 billion
			  ▪ P.R. government: $787 million

	Employment	• Initial unemployment claims:[3]
		  ▪ Weekly average: 6K
		  ▪ Peak: 45K (last week of March)
		• Nonfarm employment (March 2020): 0.6% higher than March 2019[4]
			• Initial unemployment claims:[3]
			  ▪ Weekly average: 21K
			  ▪ Peak: 67K (1st week of April)
			• Nonfarm employment (June 2020): 9% lower than June 2019; 5% higher than April 2020[4]

	New Auto Sales[5]	• 28% lower than Q1 2019	• 49% lower than Q2 2019 • June 2020: 5% higher than June 2019
	Cement Sales[6]	• 27% lower than Q1 2019	• 6% lower than Q2 2019 • June 2020: 42% higher than June 2019
BPPR	Debit and Credit Card Sales ($)	• 2% lower than Q1 2019	• 5% lower than Q2 2019 • 7% higher than Q1 2020 • June 2020: 43% higher than June 2019

1. Source: Moody's Analytics- April 2, 2020 and June 23, 2020; 2. Source: El Nuevo Dia, En Marcha el Acceso de Fondos, April 20, 2020; 3. Source: U.S. Department of Labor (State Weekly Claims for Unemployment Insurance Data Not Seasonally Adjusted); 4. Source: U.S. Bureau of Labor Statistics (Household Survey, Seasonally Adjusted); 5. Source: United Automobile Importers Group (based on units); 6. Source: Puerto Rico Economic Development Bank.

** On July 16, 2020, as a result of the resurgence of COVID-19 cases on the island, the Government of Puerto Rico scaled back measures to reopen the economy, further restricting non-essential business establishments and public activities.*

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COVID-19 Response: Highlights Customer Engagement Additional Initiatives Funded over $1.4 billion in loans, representing: 28,000 small and medium sized businesses 278,000 employees Majority of loans went to small businesses: 73% were for less than $25,000 Processed 69% of all loans approved by SBA in P.R.2 Operating 90% of total branches- 144 in Puerto Rico, 10 in the Virgin Islands, 38 in the New York Metro and in 9 South Florida Waived penalties on early CD withdrawal and other banking fees Broad payment relief for consumer and commercial customers Extended health care coverage to part-time employees Return to work testing program to safely transition back on-premise Secured $315K in FHLBNY grants to support nonprofits and small businesses Paycheck Protection Program (PPP) 1.86 million customers as of June 2020 (increased by 52,000 since March 2020) 13% growth in active online users1 since March 2020 Captured 72% of deposits in Q2 2020 through digital channels 1. Customers who have logged on to Popular’s web and/or mobile platform in the past 30 days. 2. Based on the SBA’s Paycheck Protection Program Report through June 30, 2020.

NPLs decreased $9 million; ratio at 2.6% NCO ratio stable at 0.92% Credit Metrics Net income of $128 million Net interest margin: Popular, Inc. 3.25%, BPPR 3.39% Provision for credit losses of $62 million Earnings Robust capital; Common Equity Tier 1 Capital ratio of 15.7% Tangible book value per share of $60.13 compared to $56.17 in Q1 2020 Capital Q2 2020 Highlights Completed $500 million Accelerated Share Repurchase (ASR); repurchased 11.8 million shares at an average price of $42.30 Issued $1.4 billion in PPP loans to small and middle sized businesses (SMEs) Puerto Rico customers grew by 52,000 from Q1 2020 BPPR’s digital platform (Mi Banco) surpassed one million active users Quarter Events

Financial Summary 6

Net Interest Margin Dynamics Q2 2020 FTE1 net interest margin at 3.56% FTE loan yield decreased 55 basis points to 6.24% QoQ Loan portfolio increased $1.4 billion in Q2 2020, mainly PPP Total deposit cost decreased 23 basis points QoQ to 34 basis points Low deposit betas in P.R. Loan Yield, Deposit Cost and NIM (FTE) Total Loans and Deposits ($ in billions) 2 Money Market and Investment Securities ($ in billions) 2 ¹ FTE stands for fully taxable-equivalent basis. Represents a non-GAAP financial measure. See the Corporation’s earnings press release, Form 10Q and Form 10k filed with the Securities and Exchange Commission for the applicable periods, for a GAAP to non-GAAP reconciliation 2 Balances are at end of period Differences due to rounding $21.0

8 Capital Note: Estimated for the current period Differences due to rounding Robust capital levels; Common Equity Tier 1 of 15.7% Capital simplification rule, effective April 1, 2020, reduced CET1 by 48 basis points Tangible book value per share of $60.13 compared to $56.17 in Q1 2020 2020 capital actions: Completed $500 million Accelerated Share Repurchase (ASR); repurchased 11.8 million shares at an average price of $42.30 Redeemed $28 million of 8.25% Series B Preferred Stock Increased quarterly common stock dividend to $0.40 per share Popular regulatory capital does not include: Disallowed portion of ACL of $190 million Unrealized gain on Evertec equity stake of approximately $253 million Estimated Capital Ratios Under Current Regulatory Rules Capital Ratios ($ in millions) 6/30/2020 Pro-Forma (DFAST 2017 NCO% ) Allowance for Credit Losses $918 $1,777 % of Total Loans 3.16% 6.11% CET1 15.7% 14.5% Excess Capital Over Well Capitalized $2,755 $2,402 % of DFAST 2017 NCO's 51.7%

De-Risked Loan Portfolios 1 Small and Medium Enterprise 2 NCOs distribution represents the percentage allocation of net charge-offs from Q1 2008 through Q2 2020 per each loan category, excluding net charge-offs from previously covered loans up to Q2 2015 3 See detail on page 20 of the appendix The Corporation has de-risked its loan portfolios by reducing its exposure to asset classes with historically high loss content In the U.S.: Limited consumer and mortgage subprime exposure. Ceased subprime lending in 2008 Construction exposure mainly in New York Metro The P.R. commercial portfolio reductions include: Commercial portfolio, including construction, has decreased from 55% of total loans held-in-portfolio to 36% Construction portfolio is down by 86% since Q4 2007 SME1 portfolio is down by 60% from Q4 2007 Collateralized exposure, auto and mortgage, now represents a larger portion of consumer loan portfolio Unsecured loan credit quality has improved as overall FICO scores have increased3 Differences due to rounding

COVID-19 Sensitive Segments

	Highlight	Outstanding [1]	% of Outstanding	P.R. / U.S.	Undrawn	Deferrals [2]	Downgrades [2]	PPP Loans P.R. / U.S.
Commercial Real Estate (Non-Retail)	• P.R.: 61% are non-owner occupied loans, mainly office space with stable occupancies and collection rates, based on recent borrower surveys • U.S.: 66% comprised of multifamily loans in NY and SFL with average collection rate above 80%	$3.9B	29.3%	$1.7B $2.2B	$141M	33%	16%	$6M $4M
Health Care Facilities	• P.R.: Mainly comprised of hospitals • U.S.: ~72% of the portfolio comprised of skilled nursing homes; diversified across operators • Supported by federal funds since the onset of COVID	$1.7B	12.5%	$535M $1.1B	$166M	20%	9%	$190M $72M
Non-Essential Retail	• P.R.: Mostly shopping centers (61%) and auto retail (31%). A significant portion of shopping centers owned by long term, financially strong principals. • U.S.: Strip malls and community centers	$1.5B	11.6%	$1.2B $318M	$361M	77%	23%	$79M $5M
Construction	• P.R.: Only 2% of the commercial portfolio; selective project sponsors and top tier developers • U.S.: 97% concentrated in NY Metro	$1.1B	8.3%	$178M $930M	$627M	6%	6%	$59M $7M
Hotels	• P.R.: Mainly business focus, not resort destination. 76% of the hotel exposure sponsored by flag hotels. Strong rebound in June due to local demand • U.S.: Limited exposure	$368M	2.8%	$351M $16M	$32M	78%	72%	$30M $0.3M
Restaurant and Food Services	• P.R.: Mostly quick service restaurants (61%) and full-service restaurants (27%). Strong quick service restaurant sales; 89% never closed during lockdown • U.S.: Limited exposure	$359M	2.7%	$347M $12M	$36M	66%	52%	$122M $10M
Non-Food Wholesale	• P.R.: Diverse segment • U.S.: Limited exposure	$273M	2.0%	$227M $45M	$111M	33%	6%	$58M $13M

[1] *Considers loans held-in-portfolio for the commercial, construction and legacy portfolios in BPPR and Popular Bank (excluding PPP loans)*
[2] *As percentage of outstanding of sensitive segment (excluding PPP loans)*

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COVID-19 Response: Customer Relief Program 1 In response to the pandemic, implemented several financial relief programs such as payment deferrals, suspensions of foreclosures and other collection activity. Payment deferrals were available to all eligible consumer and mortgage customers. In Puerto Rico these measures follow specific statutory requirements Since March 16th, provided financial assistance to approximately 116,2001 accounts, representing $3.9 billion or 27% of total loans held-in-portfolio Approximately, 37% of those accounts with payment deferral continued to make at least one payment during the relief period Compared to the peak, weekly requests have declined by over 97% 1 Excludes third-party mortgage portfolio serviced for others 2 As percentage of loans-held-in portfolio Accounts Granted Assistance Deferrals ($B) % of Balances2 % of Accounts %< 90 Days Past Due at Time of Deferral Request % Payment Activity Residential Mortgages $2.1 28% 25% 97% 36% Auto Lending $0.9 31% 28% 100% 39% Lease Financing $0.4 39% 36% 100% 26% Other Consumer Loans $0.3 17% 12% 99% 57% Credit Cards $0.1 11% 6% 100% 35%

Non-Performing Assets ($ in millions) Non-Performing Assets NPAs decreased by $22 million QoQ NPLs decreased by $9 million QoQ P.R. NPLs at $727 million, or 3.4% of loans, down by $9 million, driven by: Lower mortgage NPLs by $7 million Lower consumer NPLs by $5 million U.S. NPLs at $34 million, or 0.4% of loans, flat QoQ Q1 20 increase in non-accrual loans includes the CECL initial impact of purchased credit impaired loans of $278 million: Mortgage: $133 million Commercial: $131 million Consumer: $14 million OREOs down by $10 million due to the suspension of foreclosure activity in response to the pandemic Non-performing loans held for sale decreased by $4 million driven by taxi medallion loans Differences due to rounding Non-Performing Loans ($ in millions)

NPL Inflows Total NPL Inflows ($ in millions) Mortgage NPL Inflows ($ in millions) Commercial, Construction and Legacy NPL Inflows ($ in millions) Beginning in Q2 2018 figures include loans previously classified as covered Differences due to rounding Total NPL inflows increased by $21 million QoQ P.R. commercial inflows increased by $9 million QoQ, impacted by a single $7 million loan P.R. mortgage inflows increased by $7 million QoQ U.S. inflows increased by $5 million QoQ

NCOs and NCO-to-Loan Ratio ($ in millions) Provision and Provision-to-NCO Ratio ($ in millions) Beginning in Q2 2018 figures include loans previously classified as covered Differences due to rounding Additional Credit Metrics NCOs remained stable QoQ, up slightly by $2 million. NCO ratio at 0.92% vs. 0.91% in Q1 2020 ACL remained stable from Q1 2020. The ACL reflects the current economic outlook, as well as downgrades in the commercial portfolio, related to impact of the COVID-19 pandemic.  Incremental reserves in the prior quarter related to the pandemic amounted to $134 million ACL-to-Loans ratio at 3.16% vs. 3.32% in Q1 2020 ACL-to-NPLs at 121% vs. 120% in Q1 2020 Provision for credit losses of the loan portfolios at $63 million for Q2 2020, down by $126 million ACL, ACL-to-NCO and ACL-to-NPLs Ratios ($ in millions)

Allowance for Credit Losses – Q2 2020 Movement

($ in millions)



$793
$127
$920
($65)
($17)
$103
($23)
$918
Day 1 ACL
Q1 '20 ACL Build
Q1 2020 ACL
NCOs
Change in Volumes
Portfolio Changes
Economic Scenario
Q2 2020 ACL

($ in millions)	Balance 1/1/2020	Reserve Build	Balance 3/31/2020	Reserve Build	Balance 6/30/2020	ACL/Loan 6/30/2020
Commercial	$ 241.4	$ 68.2	$ 309.7	$ 13.8	$ 323.4	2.20%
Mortgage	217.6	9.5	227.1	(4.8)	222.2	2.95%
Leases	10.1	2.5	12.6	0.5	13.1	1.19%
Consumer:						
Credit Cards	62.3	3.6	66.0	(7.2)	58.8	6.02%
Personal Loans	129.1	28.6	157.8	(7.2)	150.6	8.57%
Auto	118.6	13.5	132.1	5.1	137.2	4.72%
Other	13.7	0.8	14.6	(1.4)	13.1	9.95%
Total Consumer	323.8	46.6	370.4	(10.7)	359.7	6.23%
Total ACL	$ 792.8	$ 126.9	$ 919.7	$ (1.3)	$ 918.4	3.16%

- **Economic Scenario:** The Q1 2020 ACL utilized Moody's Analytics March 27, 2020 S3 Scenario. This economic scenario assumed a double dip recession starting in Q2 2020. For Q2, we utilized Moody's June Baseline Scenario, which assumes a U-type recovery after initial surge in Q3 2020

Economic Activity				
Projections at: U.S.	**Scenario Description**	**Peak Decline**	**Peak-to-trough**	**Recession ends in:**
1Q20	Double Dip Recession	(25.3%)	(10.1%)	2Q21
2Q20	Slow Recovery	(33.4%)	(10.8%)	3Q20
P.R.				
1Q20	Double Dip Recession	(18.3%)	(6.9%)	3Q21
2Q20	Slow Recovery	(24.6%)	(9.2%)	3Q20

Unemployment Rates (UR)			
Projections at: U.S.	**Peak**	**Average UR 2020**	**Average UR 2021**
1Q20	13.0%	8.7%	9.8%
2Q20	14.0%	9.1%	9.3%
P.R.			
1Q20	13.5%	11.4%	11.7%
2Q20	14.4%	11.7%	11.5%

- **Change in Volumes:** Mainly due to lower consumer loan balances, in both P.R. and U.S., by approximately $287million QoQ
- **Portfolio Changes:** Includes net impact of replenishment of NCOs, increases in qualitative reserves and changes in credit quality. The increases in qualitative reserves mainly impacted the commercial loans portfolio

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Driving Shareholder Value Capital 2020 Capital Actions Completed $500 million Accelerated Share Repurchase (ASR) Redeemed $28 million of 8.25% Series B Preferred Stock Increased quarterly common stock dividend to $0.40 per share Franchise Additional Value Investments in Evertec and Banco BHD León Puerto Rico Leading market position in Puerto Rico Focus on customer service supported by broad branch network Differentiated digital offering for retail and commercial customers Diversified fee income driven by unmatched product breadth and depth Strong risk-adjusted margins driven by de-risked and well-diversified loan portfolio Substantial excess liquidity with low deposit beta   United States Mainland banking operation provides geographic diversification Branch footprint in key New York and South Florida MSAs National niche banking focus in condo association and healthcare Evolving income streams, led by private wealth management and mortgage origination

Investor Presentation Second Quarter 2020 Appendix

Corporate Structure – Popular, Inc.

Franchise

Industry	Financial services
Headquarters	San Juan, Puerto Rico
Assets	$63 billion (among top 50 BHCs in the U.S.)
Loans	$29 billion
Deposits	$54 billion
Banking branches	164 in Puerto Rico, 50 in the U.S. (39 in New York and New Jersey and 11 in Florida) and 10 in the Virgin Islands
NASDAQ ticker symbol	BPOP
Market Cap	$3 billion

Summary Corporate Structure


POPULAR.
Assets = $63 billion
Banco Popular de Puerto Rico
Popular Securities LLC
Popular's Insurance Subsidaries
Popular North America, Inc.
Holding Companies (Including Equity Investments)
Popular Auto, LLC
Popular Bank[1]
Puerto Rico Operations
Assets = $52 billion
United States Operations
Assets = $11 billion

Selected equity investments

EVERTEC and Banco BHD León under Corporate segment and joint ventures under BPPR segment evertec
- Transaction processing, business processes outsourcing
- 16.22% stake
- Adjusted EBITDA of $56 million for the quarter ended March 31, 2020

Banco BHD León
- Dominican Republic bank
- 15.84% stake
- 2019 net income of $172 million

PRLP 2011 Holdings, LLC
- Construction and commercial loans vehicle
- 24.90% stake

PR Asset Portfolio 2013-1 International, LLC
- Construction, commercial loans and OREOs vehicle
- 24.90% stake

Information as of June 30, 2020

[1] Doing business as Popular

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Municipalities Obligations of municipalities are backed by real and personal property taxes, municipal excise taxes, and/or a percentage of the sales and use tax. Indirect exposure includes loans or securities that are payable by non-governmental entities, but which carry a government guarantee to cover any shortfall in collateral in the event of borrower default. Majority are single-family mortgage related. Indirect Exposure The Corporation does not own any loans issued by the P.R. central government or its public corporations. Our direct exposure to P.R. municipalities was $429 million, flat QoQ. P.R. Public Sector Exposure Activity Since June 30, 2020 On July 1, 2020 we received $58 million in principal payments, reducing the direct exposure to municipalities to $371 million

20 FICO Mix of Consumer Originations

Business Segments Differences due to rounding

Popular, Inc. Credit Ratings Our senior unsecured ratings have remained stable Moody’s B1 Stable Outlook Fitch BB Stable Outlook S&P BB- Stable Outlook February Moody’s changes outlook to stable from negative April S&P upgrades to BB- from B+ revised outlook to stable 2017 February S&P placed BPOP on credit watch negative due to the general economic environment in Puerto Rico 2015 May Moody’s, as part of a recalibration of their bank rating model, upgraded BPOP from B2 to B1 with a stable outlook July On 7/10 S&P affirmed BPOP’s rating while maintaining a negative outlook March Moody’s placed BPOP on review for possible upgrade due to a change in their bank rating methodology September Moody’s downgraded BPOP to B2; outlook negative 2016 April S&P revised outlook to positive October Fitch and S&P change outlook to negative from stable 2018 May Fitch revised outlook to stable 2019 April Moody's upgrades to B1 from B2 S&P revised outlook to positive May Fitch upgrades to BB from BB- 2020 March S&P lowers outlook to stable

Investor Presentation Second Quarter 2020